UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 9, 2011

AMERICAN STRATEGIC MINERALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-171214	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Turnberry Drive, Wilmslow, Cheshire		K92QW
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 44-161-884-0149

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

On December 9, 2011, upon recommendation from our board of directors, we dismissed PLS CPA, A Professional Corporation (formerly Chang G. Park, CPA) (“PLS”) as our independent registered public accounting firm. PLS’s dismissal was effective immediately.  PLS had previously been engaged as the principal accountant to audit our financial statements for the period from February 23, 2010 (Inception) through October 31, 2010.

On December 9, 2011, the Company engaged KBL, LLP (“KBL”) as its independent registered public accounting firm for the Company’s fiscal year ending October 31, 2011. The change in the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on December 9, 2011.

PLS’s report on our financial statements for the period from February 23, 2010 (Inception) to October 31, 2010 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

From the period as of, and from, February 23, 2010 (Inception) through October 31, 2010, the fiscal year ended October 31, 2011, and during the subsequent periods through the date of dismissal, there were no disagreements with PLS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PLS, would have caused it to make reference to the matter in connection with its report on our financial statements for the period from February 23, 2010 (Inception) to October 31, 2010.

We have made the contents of this Current Report on Form 8-K available to PLS and requested that PLS furnish us a letter addressed to the SEC as to whether PLS agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information. A copy of PLS’s letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
16.1	Letter from PLS CPA, A Professional Corporation to the United States Securities and Exchange Commission dated December 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 13, 2011

AMERICAN STRATEGIC MINERALS CORPORATION

By:	/s/ Leslie Clitheroe
Name: Leslie Clitheroe
Title: President